UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PRUDENTIAL INVESTMENT PORTFOLIOS 9

PRUDENTIAL MONEYMART ASSETS, INC.

THE TARGET PORTFOLIO TRUST

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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(1) Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.
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	(4)	Date Filed:

PRUDENTIAL LARGE-CAP CORE EQUITY FUND

PRUDENTIAL MONEYMART ASSETS, INC.

TARGET TOTAL RETURN BOND PORTFOLIO

Gateway Center Three

100 Mulberry Street

Newark, NJ 07102

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Joint Special Meeting of Shareholders of the above-listed Funds (the “Funds”) and to notify you that the Joint Special Meeting of Shareholders of the Funds has been adjourned to January 9, 2015. Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. In the event that sufficient votes are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies and this will result in further expenditures. By voting now you will help the Funds save on the cost of additional mailings and calls to shareholders.

Please Vote Today!

After careful review, the Board of each Fund has approved the proposals recommends a vote “FOR” each proposal as detailed in your proxy statement. A copy of the proxy statement is available by calling the toll free number shown below.

You may think your vote is not important, but your participation is critical to hold the meeting, so

1-866-828-6929

please vote immediately.

  Your vote is urgently

  needed!

  Please vote now to be sure

  it is received in time for the

  Fund’s

  January 9, 2015

  Joint Special Meeting of

  Shareholders.

 Voting takes only a few minutes.

Thank you for your participation
in this important matter.

Prudential has made it very easy for you
to vote. Choose one of the following
methods:

•    Speak to a proxy specialist by calling
the number above. We can answer
your questions and record your vote.
(Open: M-F 8am – 10pm, Sat 11am –
5pm ET)

•    Log on to the website noted on the
enclosed proxy card and enter your
control number printed on the card,
and vote by following the on-screen
prompts.

•    Call the phone number on the
enclosed proxy card: Enter the control
number printed on the card and follow
the touchtone prompts.

•    Mail in your signed proxy card in the
envelope provided.